FREDRIKSON & BYRON, P.A. EXHIBIT 5
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 347-7000
                            Facsimile: (612) 347-7077



                                October 15, 1996



Techne Corporation
614 McKinley Place N.E.
Minneapolis, Minnesota  55413

         Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

     We are acting as corporate counsel to Techne Corporation (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 200,000 shares (the "Shares") of Common Stock issuable pursuant to the Company's 1998 Nonqualified Stock Option Plan (the "Plan").

     In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

         1.    The Company's Articles of Incorporation, as amended.

         2.    The Company's Bylaws, as amended.

         3. Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the adoption and approval of the Plan.

         4.    The Plan.

         5.    The Registration Statement.

     Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

          1. The Shares are validly authorized by the Company's Articles of Incorporation, as amended.


          2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                    Very truly yours,

                                                    FREDRIKSON & BYRON, P.A.


                                                    /s/ Timothy M. Heaney
                                                    By Timothy M. Heaney